Exhibit 99.1

News from Aon

Aon Reports Fourth Quarter and Full Year 2007 Results

- Revenue increased 8% to $2.0 billion -

- EPS from Continuing Operations increased 37% to $0.59 -

Fourth Quarter 2007 Highlights

•                  EPS from continuing operations, excluding certain items, increased 17% to $0.69

•                  Risk and Insurance Brokerage Services pretax margin was 17.0% and the adjusted pretax margin, excluding certain items, increased 100 basis points to 18.5%

•                  Consulting pretax margin was 16.1% and the adjusted pretax margin, excluding certain items, increased 180 basis points to 17.2%

•                  Announced definitive agreements to sell Combined Insurance Company of America for $2.4 billion and Sterling Life Insurance for $352 million

•                  Increased existing authorized share repurchase program by $2.6 billion

CHICAGO, IL — February 7, 2008 - Aon Corporation (NYSE: AOC) today reported results for the fourth quarter and full year ended December 31, 2007.

Net income decreased 7% to $207 million or $0.64 per share, compared to $223 million or $0.67 per share for the prior year quarter.  Net income from continuing operations increased 33% to $190 million or $0.59 per share, compared to $143 million or $0.43 per share for the prior year quarter.  Certain items that impacted fourth quarter results and comparisons with the prior year quarter are detailed in the reconciliations of non-GAAP measures on pages 11 and 12 of this press release.  Net income from continuing operations per share, excluding certain items, increased 17% to $0.69 compared to $0.59 for the prior year quarter.

“We are pleased with our solid fourth quarter results, which reflect the strength of our industry-leading network of global resources and capabilities and continued progress in each of our key operating metrics.  Organic revenue growth was two percent in our brokerage segment and three percent in consulting services, adjusted pretax margin increased 110 basis points, and adjusted earnings per share from continuing operations increased 17 percent,” said Greg Case, president and chief executive officer, Aon Corporation.

“Our fourth quarter and 2007 results are fully on schedule with the second year of our three-year improvement plan.  Our expense initiatives and restructuring programs are delivering meaningful margin improvement while funding investments in value-added services and capabilities for our clients.  We increased our focus on core assets with the announced sale of our lower-margin, more capital-intensive insurance underwriting businesses.  Our balance sheet is strong, which provides financial flexibility, and we increased our authorized share repurchase program by $2.6 billion.  All these actions support our belief in the underlying strength of Aon and our ongoing commitment to long-term shareholder value creation.”

FOURTH QUARTER FINANCIAL SUMMARY

Total revenue increased 8% to $2.0 billion with organic revenue growth of 1%.  Total expenses increased 4% or $73 million to $1.8 billion, including a $92 million unfavorable impact from foreign currency translation.

Pension expense related to the Company’s major defined benefit pension plans declined to $15 million in the fourth quarter compared to $54 million in the prior year quarter.  Pension expense declined to $80 million in 2007 compared to $233 million in 2006 due primarily to plan amendments made in the Company’s major defined benefit pension plans.  The Company currently anticipates that 2008 pension expense will be similar to 2007.

Restructuring expense was $34 million in the fourth quarter compared to $78 million in the prior year quarter.  An analysis of restructuring related expenses by segment and type for the 2005 and 2007 restructuring programs is detailed on page 13 of this release.

Restructuring savings realized in the fourth quarter are estimated at $64 million compared to $37 million in the prior year quarter.  Of the estimated restructuring savings in the fourth quarter, $54 million were related to the Brokerage segment, primarily for workforce reduction.  The 2005 restructuring program resulted in cumulative cost savings of approximately $225 million in 2007 and is on track to achieve $270 million of cumulative cost savings in 2008.  Cumulative cost savings estimates do not include any benefits related to businesses placed into discontinued operations.

The 2007 restructuring program, before any potential reinvestment of savings, is expected to result in cumulative cost savings of approximately $50-70 million in 2008, $175-200 million in 2009 and $240 million in 2010, consistent with previous estimates.

Foreign currency translation increased net income by $0.04 per share compared to the prior year quarter.

Effective tax rate on continuing operations was 30.4% for the fourth quarter compared to 26.7% for the prior year quarter.  Both quarters were impacted by the resolution of certain items, non-recurring tax adjustments and tax credits.  The Company currently anticipates that the effective tax rate on continuing operations will be 33.0% for 2008.

Diluted average shares outstanding declined to 324 million in the fourth quarter compared to 334 million in the prior year quarter, due primarily to the Company’s share repurchase program.  During the fourth quarter, the Company repurchased 544,700 shares of common stock for $26 million, at an average price of $47.29 per share.

Discontinued Operations after-tax income was $17 million or $0.05 per share compared to $80 million or $0.24 per share for the prior year quarter.  Discontinued operations include the results of Combined Insurance Company of America (CICA) and Sterling Life Insurance (Sterling), as well as the results and dispositions of Aon Warranty Group (AWG) and Construction Program Group (CPG), which were sold in the fourth quarter 2006.  CICA’s fourth quarter 2007 results include a $28 million non-recurring tax adjustment related to the recognition of deferred taxes of foreign subsidiaries.

FOURTH QUARTER SEGMENT REVIEW

Certain noteworthy items impacted revenue, pretax income and pretax margins in the fourth quarter of 2007 and 2006.   The fourth quarter segment reviews provided below include supplemental information related to adjusted pretax income and pretax margin which is described in detail on the “Reconciliation of Non-GAAP Measures — Segments” on page 12 of this press release.

RISK AND INSURANCE BROKERAGE SERVICES

					Less:
(millions)	Fourth Quarter Ended			Less:	Acquisitions,	Less:	Organic
	Dec 31,	Dec 31,	%	Currency	Divestitures,	All	Revenue
Revenue	2007	2006	Change	Impact	Transfers	Other	Growth
Americas	$686	$654	5%	2%	—%	—%	3%
U.K.	234	206	14	10	1	4	(1)
EMEA	359	291	23	12	2	4	5
Asia Pacific	145	147	(1)	11	(2)	(5)	(5)
Reinsurance	227	224	1	1	1	(4)	3
Total	$1,651	$1,522	8%	6%	1%	(1)%	2%

Risk and Insurance Brokerage Services revenue increased 8% compared to the prior year quarter with organic revenue growth of 2%.  Americas organic revenue increased 3% primarily reflecting strong growth in Latin America and Affinity.  U.K. organic revenue declined 1% due primarily to soft market conditions.  EMEA organic revenue increased 5% due to solid growth in continental Europe and strong growth in emerging markets.  Asia Pacific organic revenue decreased 5% reflecting soft market conditions in Australia and the impact of certain regulatory changes in Japan, partially offset by solid growth in most other Asian markets.  Reinsurance organic revenue increased 3% due primarily to growth in global facultative placements and capital markets transactions, partially offset by soft market conditions and higher cedant retentions.

	Fourth Quarter Ended
(millions)	Dec 31,	Dec 31,	%
	2007	2006	Change
Revenue	$1,651	$1,522	8%
Expenses
Compensation and benefits	932	927	1
Other expenses	438	399	10
Total expenses	1,370	1,326	3

Pretax income	$281	$196	43%
Pretax margin	17.0%	12.9%

Pretax income - adjusted	$305	$266	15%
Pretax margin - adjusted	18.5%	17.5%

Compensation and benefits for the fourth quarter were essentially unchanged from the prior year quarter as a $55 million unfavorable impact from foreign currency translation was offset by lower restructuring costs and benefits related to the 2005 restructuring program.

Other expenses increased $39 million or 10% compared to the prior year quarter including a $14 million unfavorable impact from foreign currency translation and higher restructuring costs, partially offset by benefits related to the 2005 restructuring program.

Fourth quarter pretax income increased 43% to $281 million.  Adjusting for certain items detailed on page 12 of this press release, pretax income increased 15% to $305 million and pretax margin increased 100 basis points to 18.5% versus the prior year quarter.

CONSULTING

					Less:
(millions)	Fourth Quarter Ended			Less:	Acquisitions,	Less:	Organic
	Dec 31,	Dec 31,	%	Currency	Divestitures,	All	Revenue
Revenue	2007	2006	Change	Impact	Transfers	Other	Growth
Services	$314	$280	12%	5%	2%	2%	3%
Outsourcing	59	84	(30)	3	(1)	—	(32)
Total	$373	$364	2%	5%	2%	—%	(5)%

Consulting revenue increased 2% to $373 million compared to the prior year quarter.  Organic revenue in Consulting Services increased 3% due primarily to growth in compensation and health and benefits consulting.  Organic revenue in Outsourcing decreased 32% due primarily to the previously announced termination of a significant outsourcing contract.

	Fourth Quarter Ended
(millions)	Dec 31,	Dec 31,	%
	2007	2006	Change
Revenue	$373	$364	2%
Expenses
Compensation and benefits	219	217	1
Other expenses	94	98	(4)
Total expenses	313	315	(1)

Pretax income	$60	$49	22%
Pretax margin	16.1%	13.5%

Pretax income - adjusted	$64	$56	14%
Pretax margin - adjusted	17.2%	15.4%

Total expenses were relatively unchanged versus the prior year quarter due primarily to lower restructuring charges, benefits related to the 2005 restructuring program and other operational improvements, partially offset by a $14 million unfavorable impact from foreign currency translation.

Fourth quarter pretax income increased 22% to $60 million and the pretax margin increased 260 basis points to 16.1% versus the prior year quarter.  Adjusting for certain items detailed on page 12, pretax income increased 14% to $64 million and the pretax margin increased 180 basis points to 17.2%.

UNALLOCATED INCOME AND EXPENSE

	Fourth Quarter Ended
(millions)	Dec 31,	Dec 31,	%
	2007	2006	Change
Operating segment income before tax	$341	$245	39%
Property & Casualty operations	(4)	(3)	33
Unallocated investment income	11	10	10
Unallocated expenses	(39)	(27)	44
Interest expense	(36)	(30)	20
Income from continuing operations before tax	$273	$195	40%

Property & Casualty loss was $4 million compared to a loss of $3 million in the prior year quarter.  All property & casualty business was placed into run-off in the fourth quarter 2006.

Unallocated investment income for the fourth quarter increased $1 million to $11 million compared to the prior year quarter.  Unallocated expenses increased $12 million to $39 million versus the prior year quarter including the resolution of a $15 million non-cash balance sheet reconciliation difference in the U.K.  Interest expense increased $6 million to $36 million versus the prior year quarter due primarily to a higher percentage of borrowings in foreign currencies and higher interest rates.

2007 FINANCIAL SUMMARY

Total revenue for 2007 increased 9% to $7.5 billion with organic revenue growth of 2%.  Risk and Insurance Brokerage Services revenue increased 8% to $6.1 billion with organic revenue growth of 3%.  Consulting revenue increased 5% to $1.4 billion with a decrease in organic revenue of 1%.

Net income for 2007 was $864 million or $2.69 per share, compared to $720 million or $2.13 per share for the prior year.  Net income from continuing operations increased 50% to $672 million or $2.10 per share, compared to $447 million or $1.33 per share for the prior year.  Certain items that impacted full year results and comparisons against the prior year are detailed in the reconciliations of the impact of non-GAAP measures on pages 11 and 12.  Net income from continuing operations, excluding certain items, increased 43% to $2.37 per share compared to $1.66 per share for the prior year.

During 2007, the Company repurchased approximately 19.1 million shares of common stock for $751 million at an average price of $39.30 per share.  As of December 31, 2007, the Company had approximately $2.8 billion of remaining share repurchase authorization, which includes the $2.6 billion authorized increase announced during the fourth quarter 2007.

Conference Call and Webcast Details

The Company will host a conference call on Friday, February 8, 2008 at 10:00 a.m. central time.  Interested parties can listen to the conference call via a live audio webcast at www.aon.com.

About Aon

Aon Corporation (NYSE:AOC) is the leading global provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting, and specialty insurance underwriting.  Through its 43,000 professionals worldwide, Aon readily delivers distinctive client value via innovative and effective risk management and workforce productivity solutions.  Our industry-leading global resources, technical expertise and industry knowledge are delivered locally through more than 500 offices in more than 120 countries.  Aon was ranked by A.M. Best as the number one global insurance brokerage in 2007 based on brokerage revenues, and voted best insurance intermediary, best reinsurance intermediary, and best employee benefits consulting firm in 2007 by the readers of Business Insurance.  For more information on Aon, log onto www.aon.com.

Safe Harbor Statement

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, our ability to successfully close the sales of our Combined Insurance and Sterling Life Insurance businesses, the impact of current, pending and future regulatory and legislative actions that affect our ability to market and sell, and be reimbursed at current levels for, our Sterling subsidiary’s Medicare Advantage health plans, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, changes in revenues and earnings due to the elimination of contingent commissions, other uncertainties surrounding a new compensation model, the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions, ERISA class actions, the impact of the analysis of practices relating to stock options, the cost of resolution of other contingent liabilities and loss contingencies, and the difference in ultimate paid claims in our underwriting companies from actuarial estimates.  Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission.

###

Investor Contact:	Media Contact:
Scott Malchow	David Prosperi
Vice President, Investor Relations	Vice President, Global Public Relations
312-381-3983	312-381-2485

Aon Corporation

Consolidated Summary of Operations

	Fourth Quarter Ended			Twelve Months Ended
(millions except per share data)	Dec. 31, 2007	Dec. 31, 2006	Percent Change	Dec. 31, 2007	Dec. 31, 2006	Percent Change
Revenue
Commissions, fees and other	$1,967	$1,825	8%	$7,170	$6,660	8%
Investment income	65	56	16	301	221	36
Total revenue	2,032	1,881	8	7,471	6,881	9

Expenses
Compensation and benefits	1,168	1,158	1	4,388	4,225	4
Other general expenses	502	429	17	1,726	1,637	5
Depreciation and amortization	53	68	(22)	194	224	(13)
Interest expense	36	30	20	138	129	7
Provision for New York and other state settlements	—	1	(100)	1	3	(67)
Total expenses	1,759	1,686	4	6,447	6,218	4

Income from continuing operations before provision for income tax	273	195	40	1,024	663	54
Provision for income tax (2)	83	52	60	352	216	63
Income from continuing operations	190	143	33	672	447	50

Discontinued operations
Income from discontinued operations	75	123	(39)	316	419	(25)
Provision for income tax (3)	58	43	35	124	147	(16)
Income from discontinued operations	17	80	(79)	192	272	(29)
Income before accounting change	207	223	(7)	864	719	20
Cumulative effect of change in accounting principle, net of tax (1)	—	—	N/A	—	1	(100)
Net income	$207	$223	(7)%	$864	$720	20%

Basic net income per share:
Continuing operations	$0.63	$0.46	37%	$2.25	$1.41	60%
Discontinued operations	0.06	0.26	(77)	0.65	0.86	(24)
Cumulative effect of change in accounting principle	—	—	—	—	—	—
Net income	$0.69	$0.72	(4)%	$2.90	$2.27	28%

Diluted net income per share:
Continuing operations	$0.59	$0.43	37%	$2.10	$1.33	58%
Discontinued operations	0.05	0.24	(79)	0.59	0.80	(26)
Cumulative effect of change in accounting principle	—	—	—	—	—	—
Net income	$0.64	$0.67	(4)%	$2.69	$2.13	26%

Diluted average common and common equivalent shares outstanding	324.1	333.6		323.0	342.1

(1) Adoption of FASB Statement No. 123R, “Share-Based Payments,”  effective January 1, 2006.

(2) Tax rate from continuing operations is 30.4% and 26.7% for the fourth quarters ended December 31, 2007 and 2006, respectively,

and 34.4% and 32.6% for the twelve months ended December 31, 2007 and 2006, respectively.

(3) Tax rate from discontinued operations is 77.3% and 35.0% for the fourth quarters ended December 31, 2007 and 2006, respectively, and 39.2% and 35.1% for the twelve months ended December 31, 2007 and 2006, respectively.

Aon Corporation

Revenue from Continuing Operations

	Fourth Quarter Ended
(millions)	Dec. 31, 2007	Dec. 31, 2006	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (1)	Organic Revenue Growth (2)

Revenue
Risk and Insurance Brokerage Services:
Americas	$686	$654	5%	2%	—%	—%	3%
United Kingdom	234	206	14	10	1	4	(1)
Europe, Middle East & Africa	359	291	23	12	2	4	5
Asia Pacific	145	147	(1)	11	(2)	(5)	(5)
Reinsurance brokerage and related services	227	224	1	1	1	(4)	3
Total Risk and Insurance Brokerage Services	1,651	1,522	8	6	1	(1)	2
Consulting:
Consulting services	314	280	12	5	2	2	3
Outsourcing	59	84	(30)	3	(1)	—	(32)
Total consulting	373	364	2	5	2	—	(5)

Unallocated revenue	13	18	(28)	N/A	N/A	N/A	N/A

Intersegment revenues	(5)	(23)	N/A	N/A	N/A	N/A	N/A
Total	$2,032	$1,881	8%	6%	1%	—%	1%

(1) Includes the impact of investment income, reimbursable expenses and unusual items.

(2) Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (1).

Aon Corporation

Revenue from Continuing Operations

	Twelve Months Ended
(millions)	Dec. 31, 2007	Dec. 31, 2006	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (1)	Organic Revenue Growth (2)

Revenue
Risk and Insurance Brokerage Services:
Americas	$2,405	$2,319	4%	1%	—%	(2)%	5%
United Kingdom	815	732	11	7	2	2	—
Europe, Middle East & Africa	1,375	1,177	17	8	1	4	4
Asia Pacific	506	478	6	9	(3)	(2)	2
Reinsurance brokerage and related services	958	922	4	2	1	(1)	2
Total Risk and Insurance Brokerage Services	6,059	5,628	8	4	1	—	3
Consulting:
Consulting services	1,117	989	13	4	2	2	5
Outsourcing	235	293	(20)	3	—	(1)	(22)
Total consulting	1,352	1,282	5	4	2	—	(1)

Unallocated revenue	89	30	197	N/A	N/A	N/A	N/A

Intersegment revenues	(29)	(59)	N/A	N/A	N/A	N/A	N/A
Total	$7,471	$6,881	9%	4%	1%	2%	2%

(1) Includes the impact of investment income, reimbursable expenses and unusual items.

(2) Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (1).

Aon Corporation - Segments

Risk and Insurance Brokerage Services — Continuing Operations	Fourth Quarter Ended			Twelve Months Ended
(millions)	Dec. 31, 2007	Dec. 31, 2006	Percent Change	Dec. 31, 2007	Dec. 31, 2006	Percent Change
Revenue
Commissions, fees and other	$1,599	$1,478	8%	$5,853	$5,432	8%
Investment income	52	44	18	206	196	5
Total revenue	1,651	1,522	8	6,059	5,628	8

Expenses
Compensation and benefits	932	927	1	3,498	3,362	4
Other expenses	438	399	10	1,524	1,425	7
Total expenses	1,370	1,326	3	5,022	4,787	5

Income before provision for income tax	$281	$196	43%	$1,037	$841	23%

Pretax income margin	17.0%	12.9%		17.1%	14.9%

Consulting — Continuing Operations	Fourth Quarter Ended			Twelve Months Ended
(millions)	Dec. 31, 2007	Dec. 31, 2006	Percent Change	Dec. 31, 2007	Dec. 31, 2006	Percent Change
Revenue
Commissions, fees and other	$372	$363	2%	$1,343	$1,277	5%
Investment income	1	1	—	9	5	80
Total revenue	373	364	2	1,352	1,282	5

Expenses
Compensation and benefits	219	217	1	823	811	1
Other expenses	94	98	(4)	340	351	(3)
Total expenses	313	315	(1)	1,163	1,162	—
Income before provision for income tax	$60	$49	22%	$189	$120	58%

Pretax income margin	16.1%	13.5%		14.0%	9.4%

Reconciliation of operating segment income before provision for income tax to income from continuing operations before provision for income tax:

	Fourth Quarter Ended			Twelve Months Ended
(millions)	Dec. 31, 2007	Dec. 31, 2006	Percent Change	Dec. 31, 2007	Dec. 31, 2006	Percent Change

Operating segment income:
Risk and Insurance Brokerage Services	$281	$196	43%	$1,037	$841	23%
Consulting	60	49	22	189	120	58
Operating segment income before provision for income tax	341	245	39	1,226	961	28
Property & Casualty operations	(4)	(3)	33	(13)	(78)	(83)
Unallocated investment income	11	10	10	81	15	440
Unallocated expenses	(39)	(27)	44	(132)	(106)	25
Interest expense	(36)	(30)	20	(138)	(129)	7
Income from continuing operations before provision for income tax	$273	$195	40%	$1,024	$663	54%

Aon Corporation

Reconciliation of the Impact of Non-GAAP Measures on Diluted Earnings Per Share

Fourth Quarter and Twelve Months Ended December 31, 2007 and 2006

	Fourth Quarter Ended			Twelve Months Ended
(millions except per share data)	Dec. 31, 2007	Dec. 31, 2006	Percent Change	Dec. 31, 2007	Dec. 31, 2006	Percent Change

Income from continuing operations before provision for income taxes - as reported	$273	$195	40%	$1,024	$663	54%
Adjustments:
Restructuring charges	34	78		85	159
Gain on sale of businesses	(6)	—		(36)	—
Resolution of U.K. balance sheet reconciliation difference	15	—		15	—
Reinsurance litigation	—	—		21	—
Gain on sale of Cambridge preferred stock investment	—	—		—	(35)
Gain on sale of building in Spain	—	—		—	(30)
Contingent commissions	—	—		—	(15)
Property & Caualty reserve adjustments	—	—		—	81
Endurance warrants	—	—		—	14

Income from continuing operations before provision for income taxes - as adjusted	316	273	16	1,109	837	32
Provision for income taxes (1)	93	79		350	277
Income from continuing operations - as adjusted	$223	$194	15%	$759	$560	36%
Diluted earnings per share from continuing operations - as adjusted	$0.69	$0.59	17%	$2.37	$1.66	43%

Income from discontinued operations before provision for income taxes - as reported	$75	$123	(39)%	$316	$419	(25)%
Adjustments:
Restructuring charges	—	8		—	8
CPG reserve adjustment	—	—		—	21
CPG gain on sale	—	(27)		—	(27)
AWG gain on sale	—	(16)		—	(16)
Income from discontinued operations before provision for income taxes - as adjusted	75	88	(15)	316	405	(22)
Provision for income taxes (2)	30	19		96	130
Income from discontinued operations - as adjusted	$45	$69	(35)%	$220	$275	(20)%
Diluted earnings per share from discontinued operations - as adjusted	$0.14	$0.21	(33)%	$0.68	$0.80	(15)%

Total earnings per share	$0.83	$0.80	4%	$3.05	$2.46	24%

Diluted average common and common equivalent shares outstanding (millions)	324.1	333.6		323.0	342.1

(1)

Tax rate from continuing operations is 29.4% and 28.9% for the fourth quarters ended December 31, 2007 and 2006, respectively, and 31.6% and 33.1% for the twelve months ended December 31, 2007 and 2006, respectively.

(2)

Tax rate from discontinued operations is 40.0% and 21.6% for the fourth quarters ended December 31, 2007 and 2006, respectively, and 30.4% and 32.1% for the twelve months ended December 31, 2007 and 2006, respectively.

Aon Corporation

Reconciliation of Non-GAAP Measures - Segments

Fourth Quarter and Twelve Months Ended December 31, 2007 and 2006 (1)

	Fourth Quarter Ended December 31, 2007				Twelve Months Ended December 31, 2007
(millions)	Risk and Insurance Brokerage Services	Consulting	Unallocated Income & Expense	Total	Risk and Insurance Brokerage Services	Consulting	Unallocated Income & Expense	Total
Revenue as reported	$1,651	$373	$8	$2,032	$6,059	$1,352	$60	$7,471

Income (loss) from continuing operations before
provision for income tax - as reported	$281	$60	$(68)	$273	$1,037	$189	$(202)	$1,024
Restructuring charges	30	4	—	34	74	11	—	85
Gain on sale of businesses	(6)	—	—	(6)	(36)	—	—	(36)
Resolution of U.K. balance sheet reconciliation difference	—	—	15	15	—	—	15	15
Reinsurance litigation	—	—	—	—	21	—	—	21
Income (loss) from continuing operations before
provision for income tax - as adjusted	$305	$64	$(53)	$316	$1,096	$200	$(187)	$1,109

Income from continuing operations before
provision for income tax - margins as adjusted	18.5%	17.2%	N/A	15.6%	18.1%	14.8%	N/A	14.8%

	Fourth Quarter Ended December 31, 2006				Twelve Months Ended December 31, 2006
(millions)	Risk and Insurance Brokerage Services	Consulting	Unallocated Income & Expense	Total	Risk and Insurance Brokerage Services	Consulting	Unallocated Income & Expense	Total
Revenue as reported	$1,522	$364	$(5)	$1,881	$5,628	$1,282	$(29)	$6,881
Gain on Cambridge preferred stock investment	—	—	—	—	(35)	—	—	(35)
Contingent commissions	—	—	—	—	(15)	—	—	(15)
Endurance warrants	—	—	—	—	—	—	14	14
Revenue as adjusted	$1,522	$364	$(5)	$1,881	$5,578	$1,282	$(15)	$6,845

Income (loss) from continuing operations before
provision for income tax - as reported	$196	$49	$(50)	$195	$841	$120	$(298)	$663
Restructuring charges	70	7	1	78	136	20	3	159
Gain on sale of Cambridge preferred stock investment	—	—	—	—	(35)	—	—	(35)
Gain on sale of building in Spain	—	—	—	—	(30)	—	—	(30)
Contingent commissions	—	—	—	—	(15)	—	—	(15)
Property & Caualty reserve adjustments	—	—	—	—	—	—	81	81
Endurance warrants	—	—	—	—	—	—	14	14
Income (loss) from continuing operations before
provision for income tax - as adjusted	$266	$56	$(49)	$273	$897	$140	$(200)	$837

Income from continuing operations before
provision for income tax - margins as adjusted	17.5%	15.4%	N/A	14.5%	16.1%	10.9%	N/A	12.2%

(1)

Certain noteworthy items impacted revenue and pretax income in 2007 and 2006, which are described in this schedule. The revenue and pretax income (loss) amounts and related margins shown in the captions “Revenue as adjusted” and “Income (loss) from continuing operations before provision for income tax - as adjusted” are non-GAAP measures.

Aon Corporation

2007 Restructuring Plan

By Type:	Actual			Estimated
(millions)	Third Quarter 2007	Fourth Quarter 2007	Total Incurred to Date	Total
Workforce reduction (Compensation and benefits)	$10	$7	$17	$220
Lease consolidation (Other general expenses)	4	18	22	79
Asset impairments (Depreciation and amortization)	2	2	4	41
Other costs associated with restructuring (Other general expenses)	1	2	3	20
Total restructuring and related expenses	$17	$29	$46	$360

By Segment:	Actual			Estimated
(millions)	Third Quarter 2007	Fourth Quarter 2007	Total Incurred to Date	Total
Risk and Insurance Brokerage Services	$16	$25	$41	$320
Consulting	1	4	5	40
Total restructuring and related expenses	$17	$29	$46	$360

2005 Restructuring Plan

By Type:	Actual
(millions)	Full Year 2005	Full Year 2006	Nine Months 2007	Fourth Quarter 2007	Full Year 2007	Total
Workforce reduction (Compensation and benefits)	$116	$116	$18	$3	$21	$253
Lease consolidation (Other general expenses)	20	27	11	2	13	60
Asset impairments (Depreciation and amortization)	17	12	3	—	3	32
Other costs associated with restructuring (Other general expenses)	5	12	4	—	4	21
Total restructuring and related expenses	$158	$167	$36	$5	$41	$366

By Segment:	Actual
(millions)	Full Year 2005	Full Year 2006	Nine Months 2007	Fourth Quarter 2007	Full Year 2007	Total
Risk and Insurance Brokerage Services	$143	$136	$28	$5	$33	$312
Consulting	8	20	6	—	6	34
Unallocated income and expense	4	3	—	—	—	7
Restructuring and related expenses - continuing operations	155	159	34	5	39	353
Restructuring and related expenses - discontinued operations	3	8	2	—	2	13
Total restructuring and related expenses	$158	$167	$36	$5	$41	$366

Aon Corporation

Consolidated Summary of Operations - Reclassified for Discontinued Operations

	2006					2007
(millions except per share data)	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year
Revenue
Commissions, fees and other	$1,610	$1,644	$1,581	$1,825	$6,660	$1,729	$1,776	$1,698	$1,967	$7,170
Investment income	59	51	55	56	221	69	90	77	65	301
Total revenue	1,669	1,695	1,636	1,881	6,881	1,798	1,866	1,775	2,032	7,471

Expenses
Compensation and benefits	1,005	1,037	1,025	1,158	4,225	1,053	1,109	1,058	1,168	4,388
Other general expenses	371	387	450	429	1,637	423	395	406	502	1,726
Depreciation and amortization	52	51	53	68	224	47	46	48	53	194
Interest expense	31	34	34	30	129	35	34	33	36	138
Provision for New York and other state settlements	1	1	—	1	3	—	1	—	—	1
Total expenses	1,460	1,510	1,562	1,686	6,218	1,558	1,585	1,545	1,759	6,447

Income from continuing operations before provision for income tax	209	185	74	195	663	240	281	230	273	1,024
Provision for income tax	73	64	27	52	216	75	98	96	83	352
Income from continuing operations	136	121	47	143	447	165	183	134	190	672

Discontinued operations
Income from discontinued operations	96	111	89	123	419	73	87	81	75	316
Provision for income tax	35	39	30	43	147	25	30	11	58	124
Income from discontinued operations	61	72	59	80	272	48	57	70	17	192

Income before accounting change	197	193	106	223	719	213	240	204	207	864
Cumulative effect of change in accounting principle, net of tax	1	—	—	—	1	—	—	—	—	—
Net income	$198	$193	$106	$223	$720	$213	$240	$204	$207	$864

Basic net income per share:
Income from continuing operations	$0.42	$0.37	$0.15	$0.46	$1.41	$0.55	$0.62	$0.45	$0.63	$2.25
Discontinued operations	0.19	0.23	0.19	0.26	0.86	0.16	0.19	0.24	0.06	0.65
Cumulative effect of change in accounting principle	—	—	—	—	—	—	—	—	—	—
Net income	$0.61	$0.60	$0.34	$0.72	$2.27	$0.71	$0.81	$0.69	$0.69	$2.90

Dilutive net income per share:
Income from continuing operations	$0.40	$0.36	$0.15	$0.43	$1.33	$0.51	$0.57	$0.42	$0.59	$2.10
Discontinued operations	0.17	0.21	0.17	0.24	0.80	0.15	0.18	0.22	0.05	0.59
Cumulative effect of change in accounting principle	—	—	—	—	—	—	—	—	—	—
Net income	$0.57	$0.57	$0.32	$0.67	$2.13	$0.66	$0.75	$0.64	$0.64	$2.69

Dilutive average common and common equivalent shares outstanding	350.2	344.8	340.1	333.6	342.1	324.4	321.9	321.5	324.1	323.0

Aon Corporation

Segments - Reclassification for Discontinued Operations

	2006					2007
(millions)	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year	1st Quarter	2nd Quarter	3rd Quarter	Nine Months
Revenue
Risk and insurance brokerage services	$1,380	$1,385	$1,341	$1,522	$5,628	$1,456	$1,515	$1,437	$4,408

Consulting	308	309	301	364	1,282	329	325	325	979

Insurance underwriting :
As reported	495	505	519	527	2,046	574	610	627	1,811
Less: reclassification to discontinued operations	(490)	(504)	(518)	(519)	(2,031)	(573)	(607)	(624)	(1,804)
Less: reclassification to unallocated revenue	(5)	(1)	(1)	(8)	(15)	(1)	(3)	(3)	(7)
As reclassified	—	—	—	—	—	—	—	—	—

Unallocated revenue:
As reported	(3)	18	19	23	57	32	44	26	102
Less: reclassification to discontinued operations	(6)	(9)	(14)	(13)	(42)	(10)	(15)	(8)	(33)
Add: reclassification from insurance underwriting	5	1	1	8	15	1	3	3	7
As reclassified	(4)	10	6	18	30	23	32	21	76

Intersegment revenues	(15)	(9)	(12)	(23)	(59)	(10)	(6)	(8)	(24)
Total	$1,669	$1,695	$1,636	$1,881	$6,881	$1,798	$1,866	$1,775	$5,439

Income (loss) before income tax

Risk and insurance brokerage services	$240	$215	$190	$196	$841	$242	$278	$236	$756

Consulting	30	23	18	49	120	47	44	38	129

Insurance underwriting :
As reported	53	75	(27)	36	137	59	67	63	189
Less: reclassification to discontinued operations	(53)	(73)	(54)	(42)	(222)	(64)	(70)	(70)	(204)
Less: reclassification to unallocated income	—	(2)	81	6	85	5	3	7	15
As reclassified	—	—	—	—	—	—	—	—	—

Unallocated income:
As reported	(57)	(46)	(42)	(33)	(178)	(37)	(24)	(25)	(86)
Less: reclassification to discontinued operations	(4)	(9)	(11)	(11)	(35)	(7)	(14)	(12)	(33)
Add: reclassification from insurance underwriting	—	2	(81)	(6)	(85)	(5)	(3)	(7)	(15)
As reclassified	(61)	(53)	(134)	(50)	(298)	(49)	(41)	(44)	(134)

Total	$209	$185	$74	$195	$663	$240	$281	$230	$751

Income from continuing operations before income tax - margins
Risk and insurance brokerage services	17.4%	15.5%	14.2%	12.9%	14.9%	16.6%	18.3%	16.4%	17.2%

Consulting	9.7%	7.4%	6.0%	13.5%	9.4%	14.3%	13.5%	11.7%	13.2%

Insurance underwriting:
As reported	10.7%	14.9%	-5.2%	6.8%	6.7%	10.3%	11.0%	10.0%	10.4%
As reclassified	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total:
As reported	12.3%	12.1%	6.4%	10.3%	10.3%	13.1%	14.7%	13.0%	13.6%
As reclassified	12.5%	10.9%	4.5%	10.4%	9.6%	13.3%	15.1%	13.0%	13.8%

Aon Corporation

Accident & Health and Life

	2006					2007
(millions except per share data)	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year
Revenue
Commissions and fees	$3	$7	$6	$6	$22	$6	$5	$6	$12	$29
Premiums and other	463	472	489	489	1,913	539	573	587	611	2,310
Investment income	30	34	37	37	138	38	44	39	42	163
Total revenue	496	513	532	532	2,073	583	622	632	665	2,502

Expenses
Compensation and benefits	92	94	91	99	376	99	98	98	99	394
Other general expenses	94	80	107	104	385	93	89	87	139	408
Benefits to policyholders	250	253	266	273	1,042	317	348	363	338	1,366
Depreciation and amortization	3	4	3	3	13	3	3	2	3	11
Total expenses	439	431	467	479	1,816	512	538	550	579	2,179

Income before provision for income tax	57	82	65	53	257	71	84	82	86	323
Provision for income tax	20	28	22	8	78	24	29	28	56	137
Net income	$37	$54	$43	$45	$179	$47	$55	$54	$30	$186

Basic net income per share	$0.11	$0.17	$0.14	$0.15	$0.56	$0.16	$0.19	$0.18	$0.10	$0.63

Dilutive net income per share	$0.11	$0.16	$0.13	$0.13	$0.52	$0.14	$0.17	$0.17	$0.09	$0.58

Dilutive average common and common equivalent shares outstanding	350.2	344.8	340.1	333.6	342.1	324.4	321.9	321.5	324.1	323.0